EXHIBIT 99.1

Vanguard Announces Pricing of Senior Notes

NASHVILLE, Tennessee, January 20, 2010 – Vanguard Health Systems, Inc. (“Vanguard”) today announced that its subsidiaries, Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (“VHS Holdco II Inc.” and, together with VHS Holdco II, the “Issuers”), priced $950.0 million aggregate principal amount of 8% senior notes due 2018 (the “Notes”) in a private placement.  The Issuers’ obligations under the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Vanguard, Vanguard Health Holding Company I, LLC (“VHS Holdco I”), and certain restricted subsidiaries of VHS Holdco II.

Concurrently with the closing of this offering, which is expected to occur on January 29, 2010, VHS Holdco II intends to terminate its existing senior secured credit facilities and enter into a new $815.0 million term loan and a new $260.0 million revolving credit facility.

The Issuers intend to use the net proceeds from this offering, together with cash on hand: (i) to fund the previously announced tender offers for any and all of the outstanding (a) $575.0 million aggregate principal amount of 9% Senior Subordinated Notes due 2014 co-issued by the Issuers and (b) $216.0 million aggregate principal amount at maturity of 11.25% Senior Discount Notes due 2015 co-issued by VHS Holdco I and Vanguard Holding Company I, Inc.; (ii) to pay a distribution to, or a redemption of securities held by, Vanguard’s existing stockholders; and (iii) to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.  You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Company Information and Forward-Looking Statements

About Vanguard

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; San Antonio, Texas; and Worcester and metropolitan Boston, Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.

This press release contains “forward-looking statements” within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby.  Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this report by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement Vanguard’s business strategies; Vanguard’s ability to successfully integrate future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the industry, including Medicare and Medicaid reimbursement levels; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; potential federal or state reform of healthcare; future governmental investigations; the availability of capital to fund Vanguard’s corporate growth strategy; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of Vanguard’s managed healthcare plans; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at Vanguard’s hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; and volatility of materials and labor costs for potential construction projects that may be necessary for future growth.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Vanguard Health Systems, Inc.
Gary Willis, Senior Vice President and Chief Accounting Officer
(615) 665-6098